CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission Registration File No. 2-76476; File No. 2-79004; and File No. 33-32700) of PORTEC, Inc. of our report dated February 15, 1996 appearing on page 33 of the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of this Form 10-K.




Price Waterhouse LLP
Chicago, Illinois
March 27, 1996










                         CONSENT OF INDEPENDENT ACCOUNTS



We consent to the incorporation by reference in the Registration Statement of Portec, Inc. on Form S-8 of our report, dated March 6, 1996, on the financial statements of the Portec, Inc. Savings and Investment Plan for the year ended December 31, 1995, appearing in this Annual Report on Form 10-K of Portec, Inc. for the year ending December 31, 1995.




McGladrey & Pullen, LLP
Schaumburg, Illinois
March 25, 1996